Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

EXPION360 INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

			Fee		Proposed
			Calculation	Amount	Maximum	Maximum
			or Carry	Registered(1)	Offering	Aggregate		Amount of
	Security	Security	Forward		Price Per	Offering		Registration
	Type	Class Title	Rule		Unit(2)	Price(2)	Fee Rate	Fee(2)
			Securities to Be Registered
Fees to		Shares of Common Stock,
Be Paid	Equity	par value $0.001 per share	Other	1,781,978	$4.36	$7,769,424	0.0001476	$1,146.77

			Total Offering Amounts			$7,769,424		$1,146.77
			Total Fees Previously Paid					$0
			Total Fee Offsets					$0
				Net Fee Due				$1,146.77

(1)       Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of the registrant that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)       In accordance with Rule 457(c), based on the average of the high ($4.52) and low ($4.20) prices of the Common Stock on The Nasdaq Stock Market on January 22, 2024.